Exhibit 99.1

BioTime’s Subsidiary Cell Cure Neurosciences Ltd. Awarded $1.6 Million Grant From Israel’s Office of the Chief Scientist

ALAMEDA, Calif. & JERUSALEM--(BUSINESS WIRE)--May 13, 2015--BioTime, Inc. (NYSE MKT: BTX) and its subsidiary Cell Cure Neurosciences Ltd. (Cell Cure) today announced that Cell Cure has been awarded a grant for 2015 of 6.24 million shekels (approximately $1.61 million) from Israel’s Office of the Chief Scientist (OCS) to help finance the development of OpRegen®, a cell-based therapeutic product that consists of animal product-free retinal pigment epithelial (RPE) cells with high purity and potency.

Cell Cure is now enrolling patients at Hadassah University Medical Center in Jerusalem, Israel, in a clinical Phase I/IIa dose-escalation study evaluating the safety and efficacy of OpRegen® for geographic atrophy (GA), the severe stage of the dry form of age-related macular degeneration (dry-AMD). The Phase I/IIa clinical trial was opened in February 2015 following regulatory clearance from the U.S. Food and Drug Administration (FDA) and the Israeli Ministry of Health. The trial consists of four cohorts and will evaluate three different dose regimens. Details of the trial are available at https://clinicaltrials.gov/. Cell Cure expects to report interim data from the cohorts in the coming months.

“We thank the Israel Office of the Chief Scientist for its commitment to innovation and for continuing support of Cell Cure and its development of a cell therapy-based treatment for a major disease of aging,” said Charles Irving, PhD, Chief Executive Officer of Cell Cure.

“I join with Dr. Irving in thanking the OCS for their generous support in advancing pluripotent stem cell research into clinical applications,” said Benjamin Reubinoff, MD, PhD, Chief Scientific Officer of Cell Cure, Chairman of Obstetrics and Gynecology and Director of the Hadassah Human Embryonic Stem Cell Research Center at Hadassah University Medical Center, Jerusalem, Israel.

The OCS has previously supported Cell Cure, providing grants of approximately $8 million since 2007, including the latest award. Under the grant award agreement, Cell Cure is obligated to pay a 3.5% royalty to the OCS on revenues from OpRegen® up to an amount equal to 100% of the grants received plus interest at a LIBOR rate. Several BioTime subsidiaries, including Cell Cure, continue to fund their operations not only through support from BioTime but also by raising capital from outside investors, receiving grants, and generating revenues.

About the Office of the Chief Scientist

The Office of the Chief Scientist in the Ministry of Industry, Trade and Labor is charged with the execution of government policy for the support of industrial R&D. The goal of the OCS is to assist in the development of technology in Israel as a means of fostering economic growth, encouraging technological innovation and entrepreneurship, leveraging Israel’s scientific potential, enhancing the knowledge base of industry in Israel, stimulating high value-added R&D, and encouraging R&D collaboration both nationally and internationally. A variety of ongoing support programs developed and offered by the OCS play a major role in enabling Israel to be a key center for high-tech entrepreneurship.

About Cell Cure Neurosciences Ltd.

Cell Cure Neurosciences Ltd. was established in 2005 as a subsidiary of ES Cell International Pte. Ltd. (ESI), now a subsidiary of BioTime, Inc. (NYSE MKT: BTX). Cell Cure is located in Jerusalem, Israel on the campus of Hadassah University Hospital. Cell Cure's mission is to become a leading supplier of human cell-based therapies for the treatment of retinal and neural degenerative diseases. Its technology platform is based on the manufacture of diverse cell products sourced from clinical-grade (GMP) human embryonic stem cells. Its current focus is the development of retinal pigment epithelial (RPE) cells for the treatment of age-related macular degeneration. Cell Cure's major shareholders include BioTime, Inc., Hadasit BioHoldings Ltd. (Tel Aviv Stock Exchange: HDST), and Teva Pharmaceuticals Industries Ltd. (NYSE: TEVA). Additional information about Cell Cure can be found on the web at www.cellcureneurosciences.com.

About BioTime

BioTime, Inc., a pioneer in regenerative medicine, is a clinical-stage biotechnology company. BioTime and its subsidiaries are leveraging their industry-leading experience in pluripotent stem cell technology and a broad intellectual property portfolio to facilitate the development and use of cell-based therapies and gene marker-based molecular diagnostics for major diseases and degenerative conditions for which there presently are no cures. The lead clinical programs of BioTime and its subsidiaries include OpRegen®, currently in a Phase I/IIa trial for the treatment of the dry form of age-related macular degeneration; AST-OPC1, currently in a Phase I/IIa trial for spinal cord injuries; Renevia™, currently in a pivotal trial in Europe as an injectable matrix for the engraftment of transplanted cells to treat HIV-related lipoatrophy; and PanC-Dx™ cancer diagnostics, nearing the completion of initial clinical studies for the detection of bladder, breast, and lung cancers. AST-VAC2, a cancer vaccine, is in the pre-clinical trial stage.

BioTime’s subsidiaries include the publicly traded Asterias Biotherapeutics, Inc. (NYSE MKT: AST), developing pluripotent stem cell-based therapies in neurology and oncology, including AST-OPC1 and AST-VAC2; Cell Cure Neurosciences Ltd., developing stem cell-based therapies for retinal and neurological disorders, including OpRegen®; OncoCyte Corporation, developing PanC-Dx™ cancer diagnostics; LifeMap Sciences, Inc., developing and marketing an integrated on-line database resource for biomedical and stem cell research; LifeMap Solutions, Inc., a subsidiary of LifeMap Sciences, developing mobile health (mHealth) products; ES Cell International Pte Ltd, which has developed cGMP-compliant human embryonic stem cell lines that are being marketed by BioTime for research purposes under the ESI BIO branding program; OrthoCyte Corporation, developing therapies to treat orthopedic disorders, diseases and injuries; and ReCyte Therapeutics, Inc., developing therapies to treat a variety of cardiovascular and related ischemic disorders.

BioTime common stock is traded on the NYSE MKT under the symbol BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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